EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-190207) pertaining to the 2013 Share Option Plan of Radcom Ltd.,

(2)	Registration Statement (Form S-8 No. 333-195465) pertaining to the 2013 Share Option Plan of Radcom Ltd.,

(3)	Registration Statement (Form S-8 No. 333-203087) pertaining to the 2013 Share Option Plan of Radcom Ltd.,

(4)	Registration Statement (Form S-8 No. 333-211628) pertaining to the 2013 Share Option Plan of Radcom Ltd.,

(5)	Registration Statement (Form S-8 No.. 333-215591) pertaining to the 2013 Share Option Plan of Radcom Ltd.,

(6)	Registration Statement (Form S-8 No. 333-260997) pertaining to the 2013 Share Option Plan of Radcom Ltd.,

(7)	Registration Statement (Form S-8 No. 333-270983) pertaining to the 2023 Equity Incentive Plan of Radcom Ltd., and

(8)	Registration Statement (Form S-8 No. 333-276692) pertaining to the 2023 Equity Incentive Plan of Radcom Ltd.;

of our reports dated April 2, 2024, with respect to the consolidated financial statements of RADCOM Ltd. and the effectiveness of internal control over financial reporting of RADCOM Ltd. included in this Annual Report (Form 20-F) of RADCOM Ltd. for the year ended December 31, 2023.

/s/ KOST FORER GABBAY & KASIERER

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
April 2, 2024	A Member of Ernst & Young Global